Investor contact:

Stacey Yonkus

212-609-4236

syonkus@liveperson.com

LivePerson Announces Second Quarter 2012 Financial Results

-- Reports Record Revenue of $38.5 Million, a 21% Increase over Prior Year Period --

-- Second Quarter Revenue from Business Operations Increases 23% over Prior Year Period --

-- Completes Acquisitions of Look.io and Amadesa --

NEW YORK, August 1, 2012 /PRNewswire/ -- LivePerson, Inc. (Nasdaq: LPSN), a provider of real-time intelligent engagement solutions that increase conversions and improve customer experience, today announced financial results for the second quarter ended June 30, 2012.

The Company also reported the completion of previously announced acquisitions of Look.io and the technology assets of Amadesa, and is updating its previously issued financial guidance to reflect accounting, legal and amortization costs associated with mergers and acquisitions, litigation and international expansion.

Revenue

Revenue from business operations (B2B) for the second quarter was $34.5 million, a 23% increase as compared to the second quarter of 2011. Total revenue for the second quarter was $38.5 million, a 21% increase from the second quarter of 2011. Revenue from consumer operations for the second quarter was $4 million.

“It was a busy quarter for LivePerson. We hosted three very successful ‘Aspire’ customer summits in the UK, Australia and New York. We announced two acquisitions that will help strengthen our core technology and product offerings, and continued to drive forward our platform strategy of bringing all of our individual product capabilities onto Live Engage. We also continued to expand the depth of our talent pool – all while remaining focused on executing on our strategic goals for the year,” said CEO Robert LoCascio.

Customer Expansion

LivePerson added 34 new enterprise and midmarket clients during the quarter, including:

•	1-800 Contacts
•	GNC
•	A leading specialty apparel retailer
•	Majestic Wine
•	One of the largest global providers of insurance and employee benefit programs

The Company also expanded business with:

•	Virgin Mobile Australia
•	Jetstar
•	TXU Energy
•	T-Mobile Deutschland
•	One of the largest healthcare providers in the U.S.

Net Income

Net income for the second quarter of 2012 was $0.1 million or $0.00 per share. Net income during the second quarter was impacted by accounting and legal costs related to acquisitions and litigation matters as referenced above. Excluding the impact of these items, proforma net income for the second quarter of 2012 was $2.0 million or $0.03 per share, as compared to actual net income of $2.2 million or $0.04 per share in the second quarter of 2011, and actual net income of $3.1 million or $0.06 per share in the first quarter of 2012.

Adjusted Net Income, Adjusted EBITDA, Proforma Net Income, Proforma Adjusted Net Income and Proforma EBITDA

LivePerson considers adjusted net income; adjusted earnings before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any (adjusted EBITDA); proforma net income, proforma EBITDA and proforma adjusted net income to be important financial indicators of the Company's operational strength and the performance of its business in the most recent quarter. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between adjusted EBITDA, adjusted net income, proforma net income, proforma EBITDA and proforma adjusted net income and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Income included below.

The difference between adjusted EBITDA per share, a non-GAAP measure, and GAAP EPS, is other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share, a non-GAAP measure, and GAAP EPS is amortization of intangible assets and stock-based compensation. The difference between proforma net income, a non-GAAP measure, and GAAP EPS is the impact of accounting and legal costs associated with mergers and acquisitions and litigation. The difference between proforma EBITDA per share, a non-GAAP measure, and GAAP EPS, is other income/(expense), taxes, depreciation, amortization, stock-based compensation, other non-cash charges, if any and the impact of accounting and legal costs associated with mergers and acquisitions and litigation. The difference between proforma adjusted net income per share, a non-GAAP measure, and GAAP EPS is amortization of intangible assets, stock-based compensation and the impact of accounting and legal costs associated with mergers and acquisitions and litigation.

Adjusted net income for the second quarter of 2012 was $2.9 million or $0.05 per share. Excluding the previously discussed acquisition and litigation costs, proforma adjusted net income for the second quarter of 2012 was $4.7 million or $0.08 per share, as compared to actual adjusted net income of $4.2 million or $0.08 per share in the second quarter of 2011, and $5.4 million or $0.09 per share in the first quarter of 2012.

Adjusted EBITDA for the second quarter of 2012 was $4.8 million or $0.08 per share. Excluding the previously discussed acquisition and litigation costs, proforma EBITDA for the second quarter of 2012 was $7.3 million or $0.13 per share, as compared to actual adjusted EBITDA of $7.0 million or $0.13 per share in the second quarter of 2011, and $8.7 million or $0.16 per share in the first quarter of 2012.

Cash

The Company's cash balance was $100.6 million at June 30, 2012 as compared to $107.9 million as of March 31, 2012. The decrease is due primarily to cash consideration associated with acquisitions. The Company generated $2.6 million of cash from operations in the second quarter.

Financial Guidance

The Company updated its 2012 guidance to incorporate the above referenced acquisition-related expenses including amortization, as well as legal costs associated with ongoing litigation and international expansion. The following is the Company's current expectations for financial and operating performance:

Third Quarter 2012

•	Revenue of $40.5 - $41.5 million
•	Adjusted EBITDA of $0.11 - $0.13 per share
•	Adjusted net income per share of $0.07 - $0.09
•	GAAP EPS of $0.01 - $0.04
•	Fully diluted share count of approximately 58 million

Full Year 2012

•	Revenue of $160 - $165 million
•	Adjusted EBITDA of $0.53 - $0.57 per share
•	Adjusted net income per share of $0.30 - $0.34
•	GAAP EPS of $0.09 - $0.13
•	Fully diluted share count of approximately 57.5 million

Other Full Year 2012 Assumptions

•	Amortization of intangibles of approximately $1.1 million
•	Stock-compensation expense of approximately $10.7 million
•	Depreciation of approximately $7.8 million
•	Effective tax rate of approximately 39%
•	Cash tax rate of approximately 37%
•	Capital expenditures of approximately $10.4 million
•	Costs associated with acquisitions, litigation and international expansion of approximately $5 million
•	An additional $1.5 million of acquisition-related operating expenses

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	3 months ended	6 months ended
	June 30, 2012	June 30, 2012
Cost of revenue	$388	$701
Product development	789	1,399
Sales and marketing	739	1,291
General and administrative	722	1,403
Total	$2,638	$4,794

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	3 months ended	6 months ended
	June 30, 2012	June 30, 2012
Cost of revenue	$66	$66
General and administrative	11	87
Total	$77	$153

Earnings Teleconference and Video Discussion Information

The Company will discuss its second quarter 2012 financial results during a teleconference today, August 1, 2012 at 5:00 p.m. EST. To participate via telephone domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 706-634-9559, both should reference the conference ID "13782065." The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at: http://www.liveperson.com/about/ir.

If you are unable to participate on the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "13782065."

The Company will also post a video discussion of its second quarter results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

About LivePerson

LivePerson, Inc. (Nasdaq: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This "intelligent engagement" is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.

More than 8,500 companies rely on LivePerson's platform to increase conversions and improve customer experience, including Hewlett-Packard, IBM, Microsoft, Verizon, Sky, Walt Disney, PNC, QVC and Orbitz.

LivePerson received the CODiE award for Best Content Management Solution in 2012 and for Best Ecommerce Solution in 2011, and has been named a Company of the Year by Frost and Sullivan in 2011. LivePerson is headquartered in New York City with offices in San Francisco, Atlanta, Tel Aviv, London and Melbourne.

For more information, please visit www.liveperson.com.

Non-GAAP Financial Disclosure

Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or SEC: adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation, other non-cash charges, if any; proforma EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation, other non-cash charges, if any and accounting and legal costs associated with mergers and acquisitions and litigation; adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation; proforma adjusted net income, or net income excluding amortization of intangible assets, stock-based compensation and accounting and legal costs associated with mergers and acquisitions and litigation; and proforma net income, or net income excluding accounting and legal costs associated with mergers and acquisitions and litigation. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly and annual results; potential fluctuations in litigation, transaction-related and other costs; costs associated with our international expansion; the adverse effect that the global economic downturn may have on our business and results of operations; competition in the online sales, marketing, customer service and online engagement solutions markets; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; impairments to goodwill that result in significant charges to earnings; volatility of the value of certain currencies in relation to the US dollar, particularly the New Israeli Shekel, U.K. pound and Euro; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; responding to rapid technological change and changing client preferences; our ability to retain key personnel and attract new personnel; risks related to the ability to successfully integrate past or potential future acquisitions; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; and risks related to our common stock being traded on more than one securities exchange, which may result in additional variations in the trading price of our common stock. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue	$38,505	$31,851	$75,264	$62,234

Operating expenses:
Cost of revenue	8,492	8,685	16,414	16,780
Product development	7,219	5,016	13,877	9,393
Sales and marketing	13,017	9,379	24,107	18,239
General and administrative	9,342	5,386	15,467	9,346
Amortization of intangibles	11	11	87	22
Total operating expenses	38,081	28,477	69,952	53,780

Income from operations	424	3,374	5,312	8,454

Other (expense) income, net	(233)	224	113	393

Income before provision for income taxes	191	3,598	5,425	8,847

Provision for income taxes	51	1,402	2,162	3,419

Net income	$140	$2,196	$3,263	$5,428

Basic net income per common share	$0.00	$0.04	$0.06	$0.10

Diluted net income per common share	$0.00	$0.04	$0.06	$0.10

Weighted average shares outstanding used in basic net income per common share calculation	55,146,901	52,735,556	54,786,499	52,409,769

Weighted average shares outstanding used in diluted net income per common share calculation	57,150,256	55,553,247	56,649,160	55,125,730

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income in accordance with generally accepted accounting principles	$140	$2,196	$3,263	$5,428
Add/(less):
(a) Amortization of intangibles	77	318	153	635
(b) Stock-based compensation	2,638	1,679	4,794	3,214
(c) Depreciation	1,701	1,591	3,329	3,225
(d) Provision for income taxes	51	1,402	2,162	3,419
(e) Other expense (income), net	233	(224)	(113)	(393)
Adjusted EBITDA (1)	$4,840	$6,962	$13,588	$15,528
Diluted adjusted EBITDA per common share	$0.08	$0.13	$0.24	$0.28

Weighted average shares used in diluted adjusted EBITDA per common share	57,150,256	55,553,247	56,649,160	55,125,730

Net income in accordance with generally accepted accounting principles	$140	$2,196	$3,263	$5,428
Add:
(a) Amortization of intangibles	77	318	153	635
(b) Stock-based compensation	2,638	1,679	4,794	3,214
Adjusted net income	$2,855	$4,193	$8,210	$9,277
Diluted adjusted net income per common share	$0.05	$0.08	$0.14	$0.17

Weighted average shares used in diluted adjusted net income per common share	57,150,256	55,553,247	56,649,160	55,125,730

Adjusted EBITDA	$4,840	$6,962	$13,588	$15,528
Add/(less):
(a) Changes in operating assets and liabilities	(1,811)	1,482	3,448	(997)
(b) Provision for doubtful accounts		60	20	120
(c) Provision for income taxes	(51)	(1,402)	(2,162)	(3,419)
(d) Deferred income taxes	(108)	(35)	(740)	185
(e) Other (expense) income, net	(233)	224	113	393
Net cash provided by operating activities	$2,637	$7,291	$14,267	$11,810

(1)	Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income in accordance with generally accepted accounting principles	$140	$2,196	$3,263	$5,428
Add/(less):
(a) Amortization of intangibles	77	318	153	635
(b) Stock-based compensation	2,638	1,679	4,794	3,214
(c) Depreciation	1,701	1,591	3,329	3,225
(d) Provision for income taxes	51	1,402	2,162	3,419
(e) Other expense (income), net	233	(224)	(113)	(393)
(f) Accounting and legal costs related to acquisitions and litigation	2,489	-	2,924	-
Proforma EBITDA (1)	$7,329	$6,962	$16,512	$15,528
Diluted proforma EBITDA per common share	$0.13	$0.13	$0.29	$0.28

Weighted average shares used in diluted proforma EBITDA per common share	57,150,256	55,553,247	56,649,160	55,125,730

Net income in accordance with generally accepted accounting principles	$140	$2,196	$3,263	$5,428
Add:
(a) Amortization of intangibles	77	318	153	635
(b) Stock-based compensation	2,638	1,679	4,794	3,214
(c) Accounting and legal costs related to acquisitions and litigation, net of taxes	1,826	-	1,759	-
Proforma adjusted net income	$4,681	$4,193	$9,969	$9,277
Diluted proforma adjusted net income per common share	$0.08	$0.08	$0.18	$0.17

Weighted average shares used in diluted proforma adjusted net income per common share	57,150,256	55,553,247	56,649,160	55,125,730

Net income in accordance with generally accepted accounting principles	$140	$2,196	$3,263	$5,428
Add:
(a) Accounting and legal costs related to acquisitions and litigation, net of taxes	1,826	-	1,759	-
Proforma net income	$1,966	$2,196	$5,022	$5,428
Diluted adjusted proforma income per common share	$0.03	$0.04	$0.09	$0.10

Weighted average shares used in diluted proforma net income per common share	57,150,256	55,553,247	56,649,160	55,125,730

(1)	Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges and accounting and legal costs related to acquisitions and litigation.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	June 30, 2012	December 31, 2011

ASSETS

Current assets:
Cash and cash equivalents	$100,576	$93,278
Accounts receivable, net	19,591	20,999
Prepaid expenses and other current assets	7,178	5,390
Deferred tax assets, net	2,456	2,342
Total current assets	129,801	122,009

Property and equipment, net	13,327	13,879
Intangibles, net	14,625	1,095
Goodwill	25,249	24,090
Deferred tax assets, net	2,374	2,829
Deferred implementation costs, net of current	222	247
Security deposits	546	356
Other assets	1,554	1,546
Total assets	$187,698	$166,051

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$9,364	$8,258
Accrued expenses	14,060	12,019
Deferred revenue	4,342	5,378
Total current liabilities	27,766	25,655

Deferred revenue, net of current	2,863	1,152
Other liabilities	1,554	1,546
Total liabilities	32,183	28,353

Commitments and contingencies

Total stockholders' equity	155,515	137,698
Total liabilities and stockholders' equity	$187,698	$166,051